EXHIBIT 23.3

Consent of Auditors

To the Stockholders and Board of Directors of Central Power and Light Company:

          As independent public accountants, we hereby consent to the incorporation of our reports dated February 28, 1997, included in, and incorporated by reference in this Form 10-K, into Central Power and Light Company's previously filed registration statement on Form S-3 (File Nos. 33-49577, 33-52759 and 333-21149).



Arthur Andersen LLP



Dallas, Texas
March 10, 1997